                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           THE ARISTOTLE CORPORATION
               (Name of Registrant as Specified In Its Charter)


                 ____________________________________________
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:
     2.   Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4.   Proposed maximum aggregate value of transaction:
     5.   Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:
     2.   Form, Schedule or Registration Statement No.:
     3.   Filing Party:
     4.   Date Filed:

                             ARISTOTLE CORPORATION


                                         October 24, 1995



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Aristotle Corporation to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, at 2:00 p.m., on November 21, 1995.

     As described in detail in the Proxy Statement that follows, we are seeking your vote FOR the election of three directors and the ratification of the Board of Directors' appointment of Accountants.

     It is very important that your shares of Common Stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the accompanying form of proxy and return such form of proxy in the enclosed postage prepaid envelope. If you attend the Annual Meeting, you may revoke the proxy given on such form and vote in person if you wish, even if you have previously returned your form of proxy.

     I look forward to seeing you at the meeting.

                                         Sincerely,


                                         /s/ Paul McDonald


                                         Paul McDonald
                                         Chief Financial Officer
                                         and Secretary

                             ARISTOTLE CORPORATION


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ----------------------------------------

                        TO BE HELD ON NOVEMBER 21, 1995


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of The Aristotle Corporation (the "Company") will be held on November 21, 1995 at 2:00 p.m., at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut. The purpose of the Annual Meeting is:

          (1)  To elect three directors for three-year terms;

          (2) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending June 30, 1996; and

          (3) To consider and take action upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     It is not anticipated that any other matter will be brought before the Annual Meeting. If, however, other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     The Board of Directors has fixed the close of business on October 10, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.


                                 By Order of the Board of Directors,


                                 /s/ Paul McDonald


                                 Paul McDonald
                                 Chief Financial Officer
                                 and Secretary
                                 October 24, 1995

                           THE ARISTOTLE CORPORATION
                         129 CHURCH STREET, SUITE 717
                         NEW HAVEN, CONNECTICUT 06510
                                (203) 867-4090

                            ______________________

                                PROXY STATEMENT
                            ______________________

                 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               NOVEMBER 21, 1995

                         _____________________________


                            SOLICITATION OF PROXIES

     The accompanying form of proxy is solicited by the Board of Directors (the "Board of Directors") of The Aristotle Corporation (the "Company") for use at the Annual Meeting of the Company's stockholders to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut on November 21, 1995 at 2:00 p.m., and at any adjournment or postponement thereof (the "Annual Meeting"). The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition, directors, officers and some regular employees of the Company may solicit proxies personally or by telephone, without additional compensation. This Proxy Statement and the accompanying proxy are being mailed to holders of shares of Common Stock (the "Common Stock") of the Company on or about October 24, 1995.

     Shares of Common Stock represented by properly executed proxies will be voted as directed on the proxy. Properly executed proxies containing no voting directions to the contrary will be voted: (i) for the election of the nominees named below as directors; (ii) for the ratification of the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending June 30, 1996; and (iii) in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting or any adjournment or postponement thereof (collectively, the "Proposals").

     A stockholder may revoke his or her proxy at any time prior to its use: (i) by delivering to the Secretary of the Company at or before the Annual Meeting a signed notice of revocation or a later dated signed proxy; or (ii) by attending the Annual Meeting, notifying the Secretary, and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. Prior to the Annual Meeting, any written notice of revocation or subsequent proxy should be delivered to The Aristotle Corporation, 129 Church Street, Suite 717, New Haven, Connecticut 06510 Attention: Secretary, before the taking of the vote at the Annual Meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on October 10, 1995 as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 1,104,590 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. In addition, as of the Record Date, an aggregate of 270,379 shares of Preferred Stock of the Company (the "Preferred Stock") were outstanding. The Preferred Stock is divided into Series A, B, C and D and is entitled to cast one vote per share and to vote with the Common Stock as one class on all matters other than the election of directors and the appointment of accountants. The Common Stock and the Preferred Stock constitute the only outstanding capital stock of the Company.

     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock, in person or by proxy, on the Proposals. The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the issued and outstanding Common Stock on the Record Date is necessary to constitute a quorum. All stockholders who deliver properly executed and dated proxies to the Company prior to the date of the Annual Meeting will be deemed present at the Annual Meeting regardless of whether such proxies are marked to direct the proxy holders to vote for or against, or to abstain from voting on, the Proposals, or are not marked to indicate any voting direction. The approval of Proposals 1 and 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

     If a broker or other nominee physically indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares of Common Stock, such shares will be treated as present and entitled to vote only for purposes of determining the presence of a quorum, but will not be counted as having been voted in person or by proxy at the Annual Meeting.

     If a quorum is not obtained, it is expected that the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time to obtain additional proxies and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

     It is not anticipated that any other matter will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on such business in accordance with their best judgment.


                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

     The bylaws of the Company provide that the number of directors shall not be less than eight nor more than 15, as fixed by the Board of Directors. The Certificate of Incorporation and the Bylaws of the Company, provide that the directors are divided into three classes, as equal in number as possible, with terms expiring in successive years. Directors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, three directors will be elected for three-year terms.

     As of the date of the last annual meeting, there were eleven directorships. Since the last annual meeting, one director, David S. Howell, has resigned from the Board of Directors, effective August 31, 1995. Pursuant to a Capital Contribution Agreement (the "Capital Contribution Agreement") between the Company, Aristotle Sub, Inc. ("ASI"), The Strouse, Adler Company ("Strouse") and the former shareholders of Strouse, in which the Company acquired indirect ownership of Strouse (the "Acquisition"), the Company agreed to appoint Alfred
A. Kniberg and John C. Warfel to the Board of Directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of all of the persons named below as nominees, unless contrary instructions are given on the proxy. The Board of Directors believes that all of the nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fail to stand for election or becomes unable to accept election, the proxies will be voted for the election of such other person or persons as a majority of the Board of Directors may recommend.

     The following table sets forth the names of the Board of Directors' three nominees for election as directors. Also shown is certain other information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees and continuing directors, with respect to each nominee's or director's principal occupation or employment during the past five years, his or her age at October 24, 1995, the periods during which he or she has served as a director of the Company and the positions currently held with the Company.

                                      DIRECTOR OF THE         POSITIONS HELD WITH
    NOMINEES                  AGE     COMPANY SINCE               THE COMPANY
    --------                  ---     -------------               -----------

John J. Crawford.........     50         1989             Director, President, Chief
                                                          Executive Officer and Chairman
                                                          of the Board
Alfred A. Kniberg........     52         1994             Director and President and Chief
                                                          Operating Officer of Strouse
Sharon M. Oster..........     47         1992             Director

     JOHN J. CRAWFORD has been President and Chief Executive Officer of the Company since April 2, 1990 and Chairman of the Board since April, 1993. Since July, 1994, Mr. Crawford has served the Company in a part-time capacity. Mr. Crawford is also the Chief Executive Officer of the Regional Water Authority, located in New Haven, Connecticut.

     ALFRED A. KNIBERG has been the President and Chief Operating Officer of Strouse since 1989. Prior to joining Strouse, Mr. Kniberg spent 23 years with Playtex Apparel, Inc. ("Playtex"), serving in various senior sales and marketing positions. Immediately prior to joining Strouse, Mr. Kniberg held positions as Vice President/General Manager of Playtex International Division and for U.S. Private Label. Pursuant to the terms of an Employment Agreement between Mr. Kniberg and the Company, the Company has agreed to nominate Mr. Kniberg to the Board of Directors through the term of his Employment Agreement, currently expiring on December 31, 1998.

     SHARON M. OSTER is a Professor of Economics at the School of Organization and Management, Yale University, New Haven, Connecticut. Ms. Oster is also a director of two publicly held companies, Health Care REIT, a real estate investment company located in Toledo, Ohio, and Transpro, Inc., a manufacturer of automotive/industrial-related products.

                                                    DIRECTOR OF
                                                    THE COMPANY     POSITIONS HELD WITH
CONTINUING DIRECTORS                        AGE        SINCE            THE COMPANY
--------------------                        ---        -----            -----------
Directors with terms expiring in 1996:
Barry R. Banducci......................     59          1993             Director
Mary Jane Burt.........................     42          1992             Director
Daniel J. Miglio.......................     55          1990             Director

Directors with terms expiring in 1997:
Robert L. Fiscus.......................     58          1991             Director
Betsy Henley-Cohn......................     43          1993             Director
Marcus R. McCraven.....................     71          1986             Director
John C. Warfel.........................     43          1994             Director

     BARRY R. BANDUCCI is self-employed. Mr. Banducci serves as the Chairman of the Board of Directors of Transpro, Inc. Mr. Banducci also serves as Vice Chairman of the Board of Directors of The Equion Corporation, in New Haven, Connecticut, a manufacturer of automotive/industrial-related products. Mr. Banducci served as the President, the Chief Executive Officer and a Director of The Equion Corporation prior to his retirement in 1994. Since 1989, Mr. Banducci has been a director of Enscor, Inc., a publicly held real estate development and investment company.

     MARY JANE BURT is President of Burt Medical Laboratory, Inc., a division of Path Lab, Inc., Hamden, Connecticut. She also serves as President of the Connecticut Association of Clinical Laboratories and is a member of the Board of the American Association of Bioanalysts.

     ROBERT L. FISCUS is President and Chief Financial Officer of The United Illuminating Company, New Haven, Connecticut, a publicly held electric utility company, where he previously served as Executive Vice President and Chief Financial Officer. Mr. Fiscus is also a member of the Board of Directors of The United Illuminating Company.

     BETSY HENLEY-COHN is Chairperson of Birmingham Utilities, Inc., a water utility in Ansonia, Connecticut, and Joseph Cohn & Son, Inc., a painting contractor in New Haven, Connecticut. She also serves as a director of The United Illuminating Company.

     MARCUS R. MCCRAVEN is retired. Before his retirement, he served as Vice President-Environmental Engineering of The United Illuminating Company, New Haven, Connecticut.

     DANIEL J. MIGLIO is the Chairman and Chief Executive Officer of Southern New England Telecommunications Corporation ("SNET"), a publicly held company. He had previously served as the President and the Senior Vice President of Finance and Planning for SNET. He also serves as a director of SNET. He is also Chairman of the United States Telephone Association and director of Connecticut Public Television and Radio, the New Haven Symphony Orchestra and the 1995 Special Olympics World Games.

     JOHN C. WARFEL is the Senior Vice President, Administration and Finance of Starter Corporation, a leading sports apparel manufacturer. Mr. Warfel has served Starter Corporation in such capacities since April, 1995. Prior to April, 1995, Mr. Warfel served as the Chief Financial Officer of Starter Corporation.

BOARD OF DIRECTORS' COMMITTEES AND NOMINATIONS BY STOCKHOLDERS

     To select nominees for election as directors, the Board of Directors of the Company has appointed a Nominating Committee, which has made its nominations for the Annual Meeting. The Nominating Committee met once during the year ended June 30, 1995. The members of this committee were Mr. Miglio, Ms. Henley-Cohn and Ms. Burt. The Company's bylaws provide that to be eligible for nomination as a director of the Company, a person must be a resident of the State of Connecticut or have been previously a resident for at least three years. The bylaws further provide that nominations of persons for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting who provides timely notice in writing to the Secretary of the Company and who complies with the requirement to set forth certain information specified in Article III, Section 13 of the bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. Public disclosure of the date of the Annual Meeting was made by issuance of a press release on September 28, 1995. No stockholder nominations for directors have been submitted in connection with the Annual Meeting.

     The Board of Directors has appointed a standing Audit Committee, which during the year ended June 30, 1995 conducted two meetings. The members of the Audit Committee were Mr. Fiscus, Mr. McCraven and Ms. Burt and Ms. Oster. The duties of the Audit Committee include reviewing the financial statements of the Company and the scope of the independent annual audit and internal audits. It also reviews the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls, and reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit Committee may also examine and consider such other matters relating to the financial affairs and operations of the Company as it determines to be appropriate.

     The Board of Directors of the Company also has appointed a Human Resources and Stock Option Committee comprised of three directors, which during the year ended June 30, 1995 conducted four meetings. The Human Resources and Stock Option Committee reviews the salary structure and policies of the Company, administers the Company's stock option plan, selects the eligible persons to whom stock options or stock appreciation rights will be granted, and prescribes the terms and provisions of each such option or right. The members of the Human Resources and Option Committee during the year ended June 30, 1995 were Messrs. McCraven and Kniberg and Ms. Oster.

     During the year ended June 30, 1995, the Board of Directors of the Company held seven meetings. Three of the directors, Messrs. Miglio and Warfel and Ms. Henley-Cohn, attended less than 75% of the total number of meetings of the Board of Directors and committees of which they were members.

COMPENSATION OF DIRECTORS

     During the year ended June 30, 1995, directors of the Company, other than officers, each received a retainer of $6,000, paid in Common Stock. The Common Stock is payable in six month intervals and is valued based on its average market value during the ten days preceding the payment date. In addition to fees for Board meetings, the Chairman and the members of board committees received $350 or $300, respectively, for each committee meeting attended.


                              EXECUTIVE OFFICERS

     The following table sets forth, as of October 24, 1995, the names of the Company's current executive officers who are not directors, their ages, and all positions held with the Company. All executive officers serve at the discretion of the Board of Directors, subject to Employment Agreements that the Company has entered into with each of the executive officers. See "Executive Compensation - Employment Agreements."

               Name                    Age           Position With Company
               ----                    ---           ---------------------
Joyce I. Baran....................     48      Vice President of Merchandising and
                                                Design - Strouse

Paul M. McDonald..................     42      Chief Financial Officer and Secretary -
                                                the Company; Chief Financial Officer and
                                                Secretary - Strouse

Graeme M. Caulfield...............     41      Vice President of Operations - Strouse

     The principal occupations of the executive officers for the last five years are set forth below.

     JOYCE I. BARAN has served as Vice President of Merchandising and Design of Strouse since 1990. Prior to joining Strouse, Ms. Baran was the Director of Design and Merchandising for Ithaca Industries, Inc. and prior to that spent 20 years with Warnaco Group, Inc. in design and other product-related positions.

     PAUL M. MCDONALD has been the Chief Financial Officer of the Company since November, 1994. Mr. McDonald has been the Secretary of the Company since April, 1994. In addition, Mr. McDonald has been the Chief Financial Officer and a Director of Strouse since 1989 and the Secretary of Strouse since September, 1995. Prior to joining Strouse, Mr. McDonald was the Controller for Playtex's European operations.

     GRAEME M. CAULFIELD joined Strouse in 1990 and serves as Vice President of Operations. Prior to joining Strouse, Mr. Caulfield was Operations Director for Playtex in Mexico, the United Kingdom and France.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information for the periods indicated regarding cash and other compensation paid to, earned by, or awarded to the Company's Chief Executive Officer and certain other executive officers of the Company (collectively, the "Named Officers") whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1995.

                         SUMMARY COMPENSATION TABLE/1/

                                                                                                    Long Term
                                                                          Annual Compensation      Compensation
                                                                      --------------------------   ------------
                                                                                                      Options        All Other
            Name and Principal Position                  Year           Salary $       Bonus $      Awarded/2/ #    Compensation $
----------------------------------------------------     ----         ------------   -----------   --------------   --------------
John J. Crawford....................................     1995         $ 60,000/3/    $       0        20,000         $    0
  President, Chief Executive Officer and Chairman of     1994          143,600               0             0          8,217/4/
  the Board - the Company                                1993/5/        71,800               0        12,500          4,109/4/
David S. Howell/6/..................................     1995          122,535/7/        4,228/8/      1,909            307/9/
  Chairman and Chief Executive Officer - Strouse         1994/10/      106,888/11/      24,465             0            841/9/
Alfred A. Kniberg...................................     1995          163,466/7/        5,634/8/      2,545          2,369/9/
  President and Chief Operating Officer - Strouse        1994/10/      154,926/11/      32,609             0          1,271/9/
Joyce Baran.........................................     1995          128,223/7/        4,219/8/      1,905          2,329/9/
  Vice President Merchandising and Design - Strouse      1994/10/      116,731/11/      24,117             0            891/9/
Graeme M. Caulfield.................................     1995          109,064/7/        3,770/8/      1,703          2,112/9/
  Vice President Manufacturing Operations - Strouse      1994/10/      103,365/11/      21,809             0            968/9/
Paul McDonald.......................................     1995          109,067/7/        3,770/8/      1,703          1,306/9/
  Chief Financial Officer and Secretary - the            1994/10/      103,374/11/      21,809             0            981/9/
  Company; Chief Financial Officer and Secretary - Strouse

____________________________

/1/ The Capital Contribution Agreement provides that Messrs. Howell, Kniberg, Caulfield and McDonald and Ms. Baran, as former stockholders of Strouse (together with others, the "Former Strouse Stockholders"), are entitled to additional consideration, the amount of which is based upon the future net income before interest, dividends and income taxes of Strouse ("EBIT") for the twelve-month periods ended August 31, 1994, August 31, 1995 and August 31, 1996. The Summary Compensation Table does not include consideration paid in the fiscal year ended June 30, 1994 to the Former Strouse Stockholders pursuant to the Capital Contribution Agreement. No consideration will be paid to the Former Strouse Stockholders for the twelve-month period ended August 31, 1995 because Strouse did not achieve the EBIT target for such twelve-month period.
/2/ Options awarded to Mr. Crawford are options to purchase Common Stock. Options awarded to all other Named Officers are options (the "ASI Options") to purchase common stock of ASI (the "ASI Common Stock"). Contemporaneously with the award of any ASI Option, the Named Officers are issued an identical number of warrants by the Company that enable the Named Officers, after the exercise of the ASI Options, to convert each share of ASI Common Stock into one share of Common Stock after April 12, 1996 for no additional consideration. ASI Options are awarded in each fiscal year pursuant to the terms of the Employment Agreements. See "Executive Compensation - Employment Agreements."
/3/ Includes 1,177 treasury shares of Common Stock issued to Mr. Crawford as salary. The fair market value of the 1,177 shares on the date of grant was $6,665. Also includes an additional $13,335 in treasury shares of Common Stock to be issued to Mr. Crawford as salary.
/4/  Term life insurance premiums paid on behalf of Mr. Crawford.
/5/  Compensation for the six-month period from January 1, 1993 to June 30,
     1993.
/6/ Mr. Howell resigned from his positions as an officer and director of the Company and Strouse, effective August 31, 1995.
/7/ Includes $375, $650, $117, $120 and $271 paid for term life insurance premiums for Messrs. Howell, Kniberg, Caulfield and McDonald and Ms. Baran, respectively, for the fiscal year ended June 30, 1995. Pursuant to the terms of the Employment Agreements, if the EBIT of Strouse was greater than $1,675,000 for the twelve-month period ended August 31, 1995, Messrs. Howell, Kniberg, Caulfield and McDonald and Ms. Baran could have received a 6% increase in their annual salaries, effective June 1, 1995. However, Strouse did not achieve the $1,675,000 EBIT target and such 6% increase in annual salaries will not be paid. See "Executive Compensation - Employment Agreements."

/8/ Amounts of bonuses for the fiscal year ended June 30, 1995 for Messrs. Howell, Kniberg, Caulfield and McDonald and for Ms. Baran reflect bonuses earned for the months of July and August, 1994. Pursuant to the terms of the Employment Agreements, if EBIT of greater than $2,022,000 for the twelve-month period ended August 31, 1995 was achieved, the Named Officers, excluding John Crawford, could have received bonuses for the period from September 1, 1994 through June 30, 1995. However, Strouse did not achieve the $2,022,000 EBIT target and such bonuses will not be paid. See "Executive Compensation - Employment Agreements."
/9/ Amount of Strouse's matching contribution pursuant to the Strouse, Adler Company Cash or Deferred Profit Sharing Plan. The amount of Strouse's matching contribution for Messrs. Kniberg, Caulfield and McDonald and Ms. Baran for the fiscal year ended June 30, 1995 cannot currently be calculated and, accordingly, such amounts are estimates.
/10/ Compensation paid to the executive officer by the Company and Strouse for the fiscal year ended June 30, 1994. Compensation for the fiscal year ended June 30, 1993 is not included because the executive officer was not an employee of the Company before April, 1994.
/11/ Includes $229, $601, $70, $109 and $228 paid for term life insurance premiums for Messrs. Howell, Kniberg, Caulfield and McDonald and Ms. Baran, respectively, for the fiscal year ended June 30, 1994.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides certain information regarding stock options granted during the Company's last fiscal year to the Named Officers.

                               Individual Grants
-------------------------------------------------------------------------------
                     Number of                                                         Potential Realizable
                     Securities                                                          Value at Assumed
                     Underlying      % of Total                                          Annual Rates of
                      Options/      Options/SARs    Exercise                        Stock Price Appreciation
                        SARs         Granted to     or Base                              for Option Term
                     Granted/1/      Employees       Price        Expiration      ----------------------------
       Name             (#)        In Fiscal Year    ($/Sh)          Date            5% ($)           10% ($)
 ----------------   ------------   --------------   --------   ----------------     --------        ----------
John J. Crawford     10,000/2/          28.8%         $5.40      August 5, 2004     $39,661          $152,640
                     10,000/3/          28.8%          5.40      August 5, 2004      39,661           152,640
David S. Howell       1,909/4/           5.5%          5.00    December 3, 2004       5,994            24,760
Alfred A. Kniberg     2,545/4/           7.3%          5.00    December 3, 2004       7,991            33,009
Joyce Baran           1,905/4/           5.5%          5.00    December 3, 2004       5,982            24,708
Graeme Caulfield      1,703/4/           4.9%          5.00    December 3, 2004       5,347            22,088
Paul McDonald         1,703/4/           4.9%          5.00    December 3, 2004       5,347            22,088

____________________________

/1/ Options awarded to Mr. Crawford are options to purchase Common Stock. Options awarded to all other Named Officers are ASI Options to purchase ASI Common Stock. Contemporaneously with the award of any ASI Option, the Named Officers are issued an identical number of warrants by the Company that enable the Named Officers, after the exercise of the ASI Options, to convert each share of ASI Common Stock into one share of Common Stock after April 12, 1996 for no additional consideration. ASI Options are awarded in each fiscal year pursuant to the terms of the Employment Agreements. See "Executive Compensation - Employment Agreements."
/2/ Stock options granted on August 5, 1994, which options vested on August 5, 1995.
/3/ Stock options granted on August 5, 1994, which options vest on August 5, 1996.
/4/ ASI Options granted on December 3, 1994, which ASI Options vested on the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table sets forth certain information regarding unexercised stock options held as of June 30, 1995, by the Named Officers. No stock options were exercised by the Named Officers during the past fiscal year.

                                        Number of Securities                    Value of Unexercised
                                       Underlying Unexercised                In-the-Money Options/SARs
                                    Options/SARs at FY-End/1/ (#)                 at FY-End/2/ ($)
                                 ----------------------------------      --------------------------------

       Name                          Exercisable   Unexercisable             Exercisable  Unexercisable
------------------                  -------------  --------------            -----------  -------------
John J. Crawford..............               0          32,500                      0              0
David S. Howell...............           1,909               0                      0              0
Alfred A. Kniberg.............           2,545               0                      0              0
Joyce Baran...................           1,905               0                      0              0
Graeme Caulfield..............           1,703               0                      0              0
Paul McDonald.................           1,703               0                      0              0

_____________________________

/1/ Options awarded to Mr. Crawford are options to purchase Common Stock. Options awarded to all other Named Officers are ASI Options to purchase ASI Common Stock. Contemporaneously with the award of any ASI Option, the Named Officers are issued an identical number of warrants by the Company that enable the Named Officers, after the exercise of the ASI Options, to convert each share of ASI Common Stock into one share of Common Stock after April 12, 1996 for no additional consideration. ASI Options are awarded in each fiscal year pursuant to the terms of the Employment Agreements. See "Executive Compensation - Employment Agreements."

/2/ All of the options held by the Named Officers have exercise prices that are greater than the fair market value of the Common Stock as of June 30, 1995, which was $4.38 per share. Such options are not "in-the-money" and their value is, therefore, zero. Since the ASI Common Stock is convertible into Common Stock for no additional consideration, the closing price per share of the Common Stock on June 30, 1995 has been used as the market price of the ASI Common Stock on June 30, 1995.

                        TEN-YEAR OPTIONS/SAR REPRICINGS

     The following table sets forth certain information regarding the repricing of stock options or SARs during the past ten fiscal years, by the executive officers listed in the Summary Compensation Table above:

                                             Number of       Market                                   Length of
                                            Securities     Price of       Exercise                   Original
                                            Underlying     Stock at       Price at                  Option Term
                                             Options/       Time of        Time of                   Remaining
                                               SARs      Repricing or   Repricing or      New       at Date of
                                           Repriced or     Amendment      Amendment    Exercise    Repricing or
             Name                  Date    Amended (#)        ($)            ($)       Price ($)     Amendment
----------------------------    ---------  ------------  -------------  -------------  ---------  ---------------
John J. Crawford/ 1/...........  08/05/94     10,000          $4.75         $10.00 &     $5.40    7 yrs, 133 days
 President, Chief Executive                                                  15.00                6 yrs, 207 days
 Officer and Chairman of the
 Board - the Company

_________________________

/1/ In an option repricing transaction which occurred on August 5, 1994, two stock options previously granted to Mr. Crawford on February 28, 1991 and December 16, 1991, each to purchase 5,000 shares of Common Stock, were cancelled, and in their place one stock option was granted to Mr. Crawford to purchase 10,000 shares of Common Stock at an exercise price of $5.40 per share. The option to purchase 10,000 shares of Common Stock vested on August 5, 1995 and will expire on August 5, 2004.

EMPLOYMENT AGREEMENTS

     In connection with the Acquisition, the Company entered into Employment Agreements (the "Employment Agreements") in 1994 with Messrs. Howell, Kniberg, McDonald and Caulfield and Ms. Baran. Pursuant to the Employment Agreements such officers currently receive base salaries of $122,160, $162,816, $108,947, $108,947 and $127,952, respectively. The Employment Agreements are for five (5) year terms ending in 1999. In addition to providing for base annual salaries, such agreements provide for (a) 6% annual increases if certain levels of future net income before interest, dividends and income taxes of Strouse ("EBIT") are achieved; and (b) an annual cash bonus and stock option to purchase Common Stock of ASI (the "ASI Common Stock"), if certain other levels of EBIT are achieved. The minimum level of EBIT, as defined for such purpose in the Employment Agreements, required in order for such employees to receive the 6% annual increases under the Employment Agreements is $1,675,000 and $1,950,000 for the twelve-months ended August 31, 1995 and 1996, respectively, and is an amount to be determined by the Board of Director for the twelve-months ended August 31, 1997 and 1998. The minimum level of EBIT, as defined for such purpose in the Employment Agreements, required in order for such employees to receive a cash bonus and stock option under the Employment Agreements is an amount to be determined by a majority of such employees and a majority of the members of the Board of Directors with respect to the twelve months ended August 31, 1995 and subsequent years. The minimum level of EBIT of Strouse for the twelve months ended August 31, 1995 has been set by the employees and the Board of Directors at $2,022,000. The annual bonus increases proportionately from 20% of salary for achieving the minimum level of EBIT to 100% of salary for achieving EBIT of more than double the minimum level of EBIT. The annual stock option increases proportionately from 10,000 shares of ASI Common Stock for achieving the minimum level of EBIT to 20,000 shares for achieving EBIT of more than double the minimum level of EBIT. The stock options will be exercisable at the market price on the date that they are granted. The number of stock options granted to each employee will be based on the amount of his or her salary in relation to the amounts of the salaries of the other employees who are parties to such Employment Agreements. Strouse did not achieve either of the EBIT targets for the twelve-months ended August 31, 1995.


                  HUMAN RESOURCES AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


     Set forth below is a report submitted by the Human Resources and Stock Option Committee (the "Committee") regarding the compensation policies of the Company for the fiscal year ended June 30, 1995, as they related to the Company's principal executive officers, including the Chief Executive Officer.

     On April 11, 1994, the Company entered into the Employment Agreements with all of its executive officers (the "Executive Officers"), except John J. Crawford, the Chief Executive Officer of the Company, in connection with the Acquisition of Strouse. Pursuant to the Employment Agreements, for the fiscal year ended June 30, 1995, each Executive Officer received a base annual salary and will receive (a) a 6% annual increase if EBIT of Strouse of $1,675,000 for the twelve months ended August 31, 1995 is achieved, and (b) an annual cash bonus and stock option to purchase ASI Common Stock, if EBIT of Strouse of $2,022,000 for the twelve months ended August 31, 1995 is achieved. Strouse did not achieve either of these EBIT targets for the twelve-months ended August 31, 1995 and such 6% annual increase and annual cash bonus and stock options will not be paid or awarded.

     The following factors were considered in connection with the Company's decision to enter into the Employment Agreements: (i) the base annual salaries and 6% annual increases under the Employment Agreements were equal to the Executive Officers' annual salaries and annual increases prior to the Acquisition; (ii) in order for the Executive Officers to receive the 6% annual increases and the annual cash bonuses and stock options in each year of the Employment Agreements, the EBIT of Strouse must increase to target levels that are higher than the EBIT of Strouse for the prior fiscal year; and (iii) the execution of the Employment Agreements was a condition precedent to the Acquisition.

     Since July, 1994, Mr. Crawford has served the Company in a part-time capacity. In light of the reduced scope of Mr. Crawford's duties, Mr. Crawford and the Company agreed that Mr. Crawford's salary for the 1995 fiscal year would be $60,000, $40,000 of which is payable in cash and $20,000 of which is payable in Common Stock. The Common Stock is payable in four month intervals and is valued based on its average market value during the ten days preceding the payment date.

     During the 1995 fiscal year, the Committee granted a stock option to purchase 10,000 shares of Common Stock to Mr. Crawford and repriced stock options to purchase 10,000 shares of Common Stock granted to Mr. Crawford, to serve as a further incentive to Mr. Crawford.

                            Human Resources and Stock Option Committee

                            Marcus R. McCraven
                            Alfred A. Kniberg
                            Sharon M. Oster


                             CERTAIN TRANSACTIONS

     New England Resources Limited Partnership, an entity affiliated with David Howell, a former director of the Company, executive officer of Strouse and stockholder owning more than 5% of the Preferred Stock, and Ann-Marie Howell, a former executive officer of Strouse and a stockholder owning more than 5% of the Preferred Stock, leases to Strouse its principal facility located in New Haven, Connecticut. The rent paid by Strouse under such lease for the fiscal year ended June 30, 1995 was $449,509 and the average rent under the lease was $3.83 per square foot.

     In connection with the Acquisition, Messrs. Kniberg, McDonald and Caulfield (collectively, the "Borrowers") borrowed $298,358, $184,660 and $184,660 (collectively, the "Loans"), respectively, from the Company. The Borrowers used the Loans to exercise options to purchase Strouse stock. The current outstanding principal balances of the Loans are $149,179, $92,330 and $92,330, respectively and the largest amounts outstanding during fiscal 1995 were $149,179, $92,330 and $92,330, respectively. The Borrowers pledged to the Company an aggregate of 33,383 shares of preferred stock of ASI to secure the repayment of the Loans. Interest accrues on the Loans at a rate of 8.9% per annum, and is payable quarterly. One-half of the principal balance of the Loans is payable on April 11, 1997 and one-half is payable on April 11, 1998. Payment of the principal amount of the Loans may be delayed if the Company has not registered certain shares of its Common Stock under applicable federal and state securities laws upon the request of the Borrowers.

                           PERFORMANCE PRESENTATION

PERFORMANCE GRAPH

     The following graph and table depicts the performance of the Company's stock compared with: (i) the NASDAQ Market Value Index; and (ii) a textiles-apparel industry peer group over the preceding five-year period. The graph and data were provided to the Company by Media General Financial Services and are believed by the Company to be reliable. The graph and data assume reinvestment of all dividends.

     The stock price performance shown on the graph is not necessarily an indication of future price performance.

                             [GRAPH APPEARS HERE]


The Aristotle Corp.                    $100.00    $ 46.43    $ 10.71    $ 16.07    $ 13.93    $ 12.50
NASDAQ Market Index                    $100.00    $ 94.22    $101.52    $124.62    $136.66    $160.27
Textile-Apparel Industry Peer Group    $100.00    $116.41    $132.42    $140.15    $140.05    $139.07

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 10, 1995, certain information regarding beneficial ownership of the Common Stock and the Preferred Stock by:
(i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of either the Common Stock or the Preferred Stock; (ii) each director of the Company; (iii) each executive officer of the Company who is a Named Officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares. In preparing the following table, the Company has relied on information furnished by such persons. Based upon a review of all reports furnished to the Company that were required to be filed pursuant to Section 16 of the Securities and Exchange Act of 1934, the following officers and/or directors of the Company did not timely file with the Securities and Exchange Commission, on one occasion each, their reports on Form 4 to report changes in their beneficial ownership of the Common Stock: Mr. Crawford (one report for four transactions), and Ms. Henley-Cohn (one report for two transactions).

                                                                        Number of Shares
                                                                        of Capital Stock                Percent of Class and
                                                                      Beneficially Owned/ 1/              Voting Power/ 2/
                                                                ----------------------------    ----------------------------------
           5% Stockholders, Directors                              Common    Preferred          Common      Preferred     Voting
             and Executive Officers                                 Stock       Stock            Stock        Stock        Power
                                                                    -----       -----            -----        -----        -----
5% Stockholders:
 Howell Resource Partners/ 3/......................                    0        102,237             *   %      37.81%      7.44%
 David S. Howell...................................                1,570/ 4/    102,237/ 5/         *          37.81       7.55
 Ann-Marie Howell..................................                1,570/ 6/    102,237/ 5/         *          37.81       7.55
 Alfred A. Kniberg.................................                        0     75,374             *          27.88       5.48
 Graeme M. Caulfield...............................                        0     25,953             *           9.60       1.89
 Paul McDonald.....................................                        0     26,352/ 7/         *           9.75       1.92
 Richard Sheldon...................................                        0     21,244             *           7.86       1.55
Directors (excluding Mr. Kniberg):
 John J. Crawford..................................               32,495/ 8/          0            2.92          *         2.35
 Barry R. Banducci.................................                2,616/ 9/          0             *            *          *
 Mary Jane Burt....................................                3,516/10/          0             *            *          *
 Robert L. Fiscus..................................                3,916/11/          0             *            *          *
 Betsy Henley-Cohn.................................               24,956/12/          0            2.26          *         1.81
 Marcus R. McCraven................................                2,254/13/          0             *            *          *
 Daniel J. Miglio..................................                3,716/14/          0             *            *          *
 Sharon M. Oster...................................                3,536/15/          0             *            *          *
 John C. Warfel....................................                1,009/16/          0             *            *          *
Executive Officers (excluding Messrs. Crawford,
 Howell, Kniberg, McDonald and Caulfield and
 Mrs. Howell):
 Joyce Baran.......................................                    0          6,473             *           2.39        *
                                                                ------------  -----------         ------     --------    -------
All Executive Officers and Directors as a group/17/
 (15 persons).......................................              74,584        257,633            6.64        95.29      23.85
                                                                ============  ===========         ======     ========    =======

-----------------------
*    Less than 1%

/1/ The table does not include warrants (the "Warrants") issued by the Company to Howell Resource Partners ("HRP"), Alfred A. Kniberg, Graeme M. Caulfield, Paul McDonald, Richard Sheldon and Joyce Baran as former stockholders of the Strouse in connection with the Acquisition. The Warrants permit the holders thereof to exchange the ASI Common Stock and preferred stock of ASI held by them for and aggregate of 365,640 shares of Common Stock at times between April, 1996 and April, 2001.

/2/ Percentages are calculated by including as part of the total number of issued and outstanding shares of Common Stock those stock options which are currently exercisable by the individual whose share ownership percentage is being calculated, in accordance with the applicable securities regulations.

/3/ HRP is a general partnership whose general partners are David S. Howell and Ann-Marie Howell. HRP is the direct beneficial owner of such 102,237 shares.

/4/ Includes 1,000 shares held by Mr. Howell jointly with his wife, Ann-Marie Howell; 500 shares held by Mr. Howell's mother, Alice L. Howell; and 70 shares held by Mr. Howell's step-son, Eric M. Hines. Mr. Howell disclaims beneficial ownership of the 570 shares held by his mother and step-son.

/5/ Mr. Howell and Mrs. Howell are the general partners of HRP (discussed in footnote 3 above), and have the power to vote the 102,237 shares. Mr. Howell and Mrs. Howell therefore share voting and dispositive power with respect to the 102,237 shares and are indirect beneficial owners of such shares.

/6/  Includes 1,000 shares held by Mrs. Howell jointly with her husband, David
     S. Howell; 500 shares held by Mrs. Howell's mother-in-law, Alice L. Howell; and 70 shares held by Mrs. Howell's son, Eric M. Hines. Mrs. Howell disclaims beneficial ownership of the 570 shares held by her mother-in-law and son.

/7/ Includes 22,478 shares held by Mr. McDonald directly and 3,874 shares held by Janney Montgomery Scott,, Inc. under a custodial agreement for Mr. McDonald's benefit. Mr. McDonald disclaims beneficial ownership of the 3,874 shares held by Janney Montgomery Scott, Inc.

/8/ Includes 12,865 shares held by Mr. Crawford directly; 5,000 shares held in trust for which Mr. Crawford serves as custodian with power to vote the shares; 4,580 shares held in his wife's name; 50 shares held in the name of his daughter; and stock options, which are currently exercisable, to purchase 10,000 shares.

/9/ Includes 1,658 shares held by Mr. Banducci directly; and stock options, which are currently exercisable, to purchase 958 shares.

/10/ Includes 2,079 shares held by Ms. Burt directly; and stock options, which are currently exercisable, to purchase 1,437 shares.

/11/ Includes 2,479 shares held by Mr. Fiscus directly; and stock options, which are currently exercisable, to purchase 1,437 shares.

/12/ Includes 1,658 shares held by Ms. Henley-Cohn directly; 14,340 shares held in trusts in which Mrs. Henley-Cohn has the power to vote the shares; 8,000 shares held equally by Ms. Henley-Cohn's son and daughter, 5,000 of which are disclosed in footnote 9 above as part of Mr. Crawford's shares held in trust for which Mr. Crawford serves as custodian with power to vote the shares; and stock options, which are currently exercisable, to purchase 958 shares.

/13/ Includes 2,243 shares held by Mr. McCraven directly; and 11 shares held in Mr. McCraven's wife's name.

/14/ Includes 2,279 shares held by Mr. Miglio directly; and stock options, which are currently exercisable, to purchase 1,437 shares.

/15/ Includes 2,099 shares held by Ms. Oster directly; and stock options, which are currently exercisable, to purchase 1,437 shares.

/16/ Includes 530 shares held by Mr. Warfel directly; and stock options, which are currently exercisable, to purchase 479 shares.

/17/ In addition to the foregoing capital stock of the Company, HRP, Messrs.
     Kniberg, Caulfield, McDonald and Sheldon and Ms. Baran own 24,446, 18,832, 7,312, 7,397, 4,590 and 3,302 shares of ASI Common Stock, respectively (assuming that all of the ASI Options held by such individuals are exercised). HRP and Mr. Kniberg own 2.1% and 1.6%, respectively, of the ASI Common Stock. None of the other stockholders owns more than 1% of the ASI Common Stock. HRP, Messrs. Kniberg, Caulfield, McDonald and Sheldon and Ms. Baran also own 92,784, 68,405, 23,553, 23,916, 19,280 and 5,875 shares of preferred stock of ASI, respectively, representing 37.8%, 27.9%, 9.6%, 9.7%, 7.9%, and 2.4%, respectively, of the issued and outstanding preferred stock of ASI.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK, PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE NOMINEES FOR DIRECTOR. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                                 (PROPOSAL 2)

     On September 28, 1995, the Board of Directors re-appointed Arthur Andersen LLP ("Arthur Andersen") to serve as independent accountants for the Company for the fiscal year ending June 30, 1996, subject to ratification of such appointment by the stockholders. Representatives of Arthur Andersen will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending June 30, 1996.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK, PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING, IS REQUIRED TO RATIFY THE APPOINTMENT OF THE ACCOUNTANTS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT ACCOUNTANTS.

     Richard A. Eisner & Company LLP ("Eisner & Company") served as independent accountants for the fiscal year ending June 30, 1994. Since Arthur Andersen was Strouse's accountants prior to the Acquisition, the Board of Directors, at the recommendation of the Audit Committee, appointed Arthur Andersen as the Company's accountants for the fiscal year ended June 30, 1995.

     Eisner & Company expressed opinions on the financial statements of the Company in its reports for the six-month period ending June 30, 1993 and the fiscal year ended June 30, 1994 (the "Eisner & Company Reports"). However, the Eisner & Company Reports contained disclosures relating to the continued uncertainty arising from a certain class action litigation against the Company and expressed substantial doubt about whether the Company could continue as a going-concern as a result of actions, if any, which could be asserted arising from the activities of the Company's former subsidiary, First Constitution Bank. As of June 30, 1993, the Company changed its fiscal year end from December 31 to June 30.

     There were no disagreements with Eisner & Company during the six-month period ending June 30, 1993 or the fiscal year ended June 30, 1994 as to any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Eisner & Company, would have caused it to make a reference to the subject matter of the disagreement in connection with its reporting.

     Prior to Arthur Andersen's appointment in 1994, the Company discussed with Arthur Andersen the current financial condition of and related issues with respect to the Company. In addition, management of the Company discussed with Arthur Andersen the nature of the audit opinion that it was contemplated that Eisner & Company would render for the fiscal year ended June 30, 1994. Arthur Andersen advised the Company, based on the facts known to Arthur Andersen at that time, that Arthur Andersen believed it would be able to render an opinion for the fiscal year ended June 30, 1994. However, Arthur Andersen advised the Company that since Arthur Andersen had not performed an audit for the fiscal year ended June 30, 1994, Arthur Andersen was unable to confirm to the Company what form of opinion would have been rendered by Arthur Andersen with respect to such fiscal year. There were no pre-conditions to the appointment of Arthur Andersen. The Company authorized Eisner & Company to respond fully to the inquiries of Arthur Andersen concerning the foregoing.

                    DEADLINE FOR SUBMISSION OF STOCKHOLDER
                       PROPOSALS TO BE PRESENTED AT 1996
                        ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 1996 Annual Meeting of stockholders of the Company must be received by the Secretary of the Company at 129 Church Street, Suite 717, New Haven, Connecticut 06510, not later than June 26, 1996, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 1996 Annual Meeting. In addition, the Company's bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of the Company not less than thirty (30) days nor more than ninety (90) days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than forty-five (45) days prior to the date of such meeting, in which event stockholders may deliver such notice not later than the fifteenth (15th) day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1996 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


                                    GENERAL

     The Company's Annual Report to Stockholders which contains financial statements for the fiscal year ended June 30, 1995, as well as other information concerning the Company, has been sent to the stockholders with this proxy statement.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in their discretion.


                                 By Order of the Board of Directors


                                 /s/ Paul McDonald


                                 Paul McDonald
                                 Chief Financial Officer
                                 and Secretary
                                 October 24, 1995

                                  APPENDIX 1
                                  ----------

                                     PROXY
                                     -----


                           THE ARISTOTLE CORPORATION
                         129 CHURCH STREET, SUITE 717
                         NEW HAVEN, CONNECTICUT 06510

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1995

     Robert L. Fiscus and Mary Jane Burt, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all stock of The Aristotle Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, at 2:00 p.m., on November 21, 1995, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of 1995 Annual Meeting and the Proxy Statement.

     Nominees for Election as Directors: John J. Crawford, Alfred A. Kniberg and Sharon M. Oster.

     (SHARES CANNOT BE VOTED UNLESS THIS PROXY FORM IS SIGNED AND RETURNED, OR OTHER SPECIFIC ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.)

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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

     The Company's Directors recommend a vote FOR the proposals numbered 1 and
2. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBERED 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

     1.   Election of Directors (see reverse)

            [_]FOR     [_]WITHHELD


     [_]_______________________________________________________________________
          For all nominees except as noted above


     2.   Ratify Appointment of Accountants

            [_]FOR     [_]AGAINST   [_]ABSTAIN



     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     MARK HERE FOR ADDRESS               MARK HERE IF YOU PLAN
     CHANGE AND NOTE AT LEFT  [_]        TO ATTEND THE MEETING  [_]



     Please sign your name below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title or capacity. If a corporation, please sign in corporate name by an authorized officer and give title. If a partnership, please sign in partnership name by an authorized person.


Signature:________________________________    Date______________________________


Signature:________________________________    Date______________________________

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